Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the registration statements on Forms S-8 (No. 333-257424, No. 333-253454, No. 333-239048, No. 333-233765, No. 333-225538, and No. 333-216447) and Form S-3 (No. 333-261242) of Aurinia Pharmaceuticals Inc. of our report dated February 27, 2023 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants
Oakville, Ontario
Canada
February 27, 2023